Exhibit 10.1

AMENDMENT TO

THE HACKETT GROUP, INC. 1998 STOCK OPTION AND INCENTIVE PLAN

(Amended and Restated as of March 16, 2015)

This Amendment (the “Amendment”) to The Hackett Group, Inc. 1998 Stock Option and Incentive Plan, as amended and restated as of March 16, 2015 (the “Plan”), which provides certain protection for recipients of awards under the Plan who are involuntarily terminated following a Change of Control, as such term is defined in the Plan, was adopted by the Board of Directors of The Hackett Group, Inc. (the “Company”) on October 31, 2019, and is effective as of such date.

1.	The Plan hereby is amended by adding the following new definition in alphabetical order to Section 2:

“Cause” shall have the meaning, with respect to a Grantee, as set forth in any employment agreement between the Company or any Affiliate and the Grantee; provided, however, that in the absence of an employment agreement containing such definition, “Cause” means, with respect to a Grantee:

(a)

the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers;

(b)	conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute;
(c)	substantial and repeated failure to perform Grantee’s duties, and such failure is not cured within 30 days after the Grantee receives notice thereof;
(d)	gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries; or
(e)	any breach of any confidentiality, non-solicitation or non-competition agreement to which Grantee is bound.
2.	The Plan is hereby further amended to add the following new sentences to the end of Section 18.3:

“In the event a Grantee’s Grant is assumed, continued, or substituted for in accordance with the immediately preceding sentence, and his or her employment or service is terminated without Cause within twelve (12) months following the consummation of such Change of Control, the Grantee shall be immediately vested in the unvested portion of his or her Grant as of such termination of employment or service. For the avoidance of doubt, the immediately preceding provision shall apply to all Grants under the Plan, regardless of when granted.”

* * *

To record adoption of the Amendment of the Plan by the Board of Directors as of October 31, 2019, the Company has caused its authorized officer to execute this Amendment to the Plan.

The Hackett Group, Inc.

/s/ Frank A. Zomerfeld
Name: Frank A. Zomerfeld
Title: Secretary